Exhibit 99.1

Trikon Technologies, Inc. Ringland Way, Newport, NP18 2TA, United Kingdom.

Press Release

TRIKON STOCKHOLDERS APPROVE MERGER TRANSACTION WITH AVIZA

TECHNOLOGY, INC.

Newport, Wales, United Kingdom, December 1, 2005 – Trikon Technologies, Inc. (NASDAQ: TRKN), today announced that its stockholders, at a special meeting held today, approved the proposed merger transaction with Aviza Technology, Inc. Of those shares voted at the meeting, more than 96% were voted in favor of the merger transaction.

Trikon and Aviza intend to proceed with the closing of the merger transaction as promptly as practicable.

John Macneil, Trikon’s CEO commented, “I am very pleased that our stockholders have supported the merger and that they recognize the potential that Trikon and Aviza can have as a merged company.”

About Trikon Technologies

Trikon Technologies, Inc. is a leading provider of wafer fabrication equipment and services to the global semiconductor industry. Trikon develops and manufactures advanced capital equipment for plasma etching and chemical and physical vapor deposition (CVD and PVD) of thin films for use in the production of semiconductor, MEMS and similar devices. These are key components in most advanced electronic products, such as telecommunication devices, consumer and industrial electronics and computers. More information is available at www.trikon.com.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995

This news release contains certain forward-looking statements, which include, without limitation, statements in this news release made by Dr. Macneil about the anticipated benefits of the consolidation by merger with Aviza Technology, Inc. The forward-looking statements in this press release are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to, Trikon’s ability to comply with customary closing conditions and complete the merger transaction with Aviza. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the Company’s business and the market for power semiconductor products, and should be read in conjunction with the more detailed cautionary statements included in the Company’s SEC reports, including, without limitation, its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Trikon Technologies Contact:

Corporate Contact

Carl Brancher	+44 (0) 1633 414000	Carl.brancher@trikon.com

END

www.trikon.com Tel +44 (0) 1633 414 000 Fax +44 (0) 1633 414 141